Exhibit 23.1
Consent of Independent Auditor






                         CONSENT INDEPENDENT ACCOUNTANTS



                         Consent of Independent Auditors



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, to be filed by Applied Plant Pharmaceutical, Inc. of our Auditors' Opinion dated April 20, 2001, accompanying the financial statements of Applied Plant Pharmaceutical, Inc. as of December 31, 2000 and 1999, and to the use of our name under the caption "Experts" in the Prospectus.


/s/ Michael S. Finkelstein & Co., CPAs
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Certified Public Accountants
Morganville, New Jersey
June 4, 2001